Exhibit 10.67

Summary Translation of Sample Contract

Note: The summary translation agreement below is summary translation of one of a series of agreements between Qingdao Zhihesheng Agricultural Produce Services, Ltd. and Qingdao City Association of Shipping Owners that the companies use that constitute separate agreements, yet all such agreements are nearly identical in most respects, except for the specific term, price, and subject of the purchase or sale order (e.g., yews, ivies, etc.).

Yew Purchase Contract

Supplier (Party A): Qingdao Zhihesheng Agricultural Produce Services, Ltd.

Buyer (Party B): Qingdao City Association of Shipping Owners

Products:	Yew

Specification: 50-80 cm

Quantity: 1740

Unit Price: 1700

Total: 2,958,000 Yuan

Yew

Specification: 80-120 cm

Quantity: 1390

Unit Price: 3300

Total: 4,587,000 Yuan

Total: 7,545,000 Yuan

Quality Standard: quality shall follow the national secondary plants growing standard.

Delivery and Payment Settlement: Party A shall deliver the products to the designated sites within ___ days upon the execution of the Contract. Upon acceptance of the products, Party B shall deposit 50% of the total price of such delivered products. The remaining payment shall be settled within ___ days.

Packaging: Party A shall be responsible for packaging following the national packaging standard. Party B shall be responsible for transportation, loading and unloading of such products.

Financial Liability: Any financial loss caused by products quality issue shall be borne by Party A based on the Contract Law of China.

Other Terms:

After Sale Service: Party A shall ensure the quality standard follows the national secondary plants growing standard. Party A shall provide cultivation techniques, corresponding technical support service and a quarantine certificate. Party A shall follow the national standard for packaging and to keep the broken bags rate under 1%.

Neither party shall bear any liability for failing to perform the Contract caused by force majeure.

The Contract shall be effective when signed and stamped by both parties. Neither party shall amend or terminate the Contract without any authorization from the other party. Any revision and termination shall be determined by both parties with mutual agreement and a new contract shall be executed for such purpose.

Both parties shall have the right to bring forward a written appeal to the Contract Arbitration Authority for the purpose of mediation and arbitration.

Contract Period: 2014-12-01 through 2014-12-31

Contract Date: 2014-11-26